SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): April 6, 1999



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                                  NORTEK, INC.
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             (Exact name of Registrant as specified in its charter)

      DELAWARE                        1-6112                      05-0314991
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(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
 of Incorporation)                                             I.D. Number)


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              50 Kennedy Plaza, Providence. Rhode Island  02903-2360
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               (Address of Principal Executive Offices) (Zip Code)


                                 (401) 751-1600
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                Registrant's Telephone Number including area code





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Item 5.     Other Events.

     On April 6, 1999, Nortek, Inc. entered into an agreement with a subsidiary of Caradon plc ("Caradon") to acquire three of Caradon's business units:
Peachtree Doors and Windows, Thermal-Gard and Caradon Windows and Doors Canada.

     Peachtree Doors and Windows, based in Norcross, Georgia, is a national manufacturer of premium residential windows, entry doors and patio doors. Thermal-Gard, based in Punxsutawney, Pennsylvania, is a manufacturer of premium replacement windows, patio doors and sunrooms, primarily for the eastern and mid-western residential markets. Caradon Windows and Doors Canada, based in Calgary, Alberta, Canada, is a manufacturer of complete window and door systems for new homes in Western Canada. For 1998, this group had combined net sales of approximately $169 million.

     The acquisition is subject to compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act.




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                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 8, 1999

NORTEK, INC.






By:     /s/ Almon C. Hall

Name:   Almon C. Hall
Title:  Vice President,
        Controller and Chief
        Accounting Officer

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